EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 16, 2001 accompanying the consolidated financial statements included in the Annual Report of Milestone Scientific, Inc. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Milestone Scientific, Inc. on Form S-3 (File No. 33339784), effective December 21, 2000.


GRANT THORNTON LLP

New York, New York
April 16, 2001